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                                                                   EXHIBIT 10.45


                         SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated as of March 30, 1998, and entered into by and among IXL Holdings, Inc., a Delaware corporation (the "Company"), and Kevin Wall ("Wall").

     In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Wall agree as follows:

     SECTION 1. PURCHASE AND SALE. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Wall contained herein, the Company agrees to purchase from Wall, and Wall agrees to sell to the Company, 184,616 shares (the "Purchase Shares") of Class B Common Stock, par value $.0l per share, of the Company (the "Class B Common Stock") held by Wall for an aggregate purchase price of $600,002.00 for all of the Purchase Shares.

     SECTION 2. CLOSING. The purchase and sale of the Purchase Shares shall take place at a closing (the "Closing") at the offices of Minkin & Snyder, One Buckhead Plaza, 3060 Peachtree Road, Suite 1100, Atlanta, Georgia 30305, at 10:00 a.m., Atlanta time, on the date hereof, or at such other place and/or on such other Business Day as may be agreed upon by Wall and the Company (the "Closing Date"). At the Closing, upon the surrender and delivery by Wall to the Company of stock certificate(s) representing the Purchase Shares, together with appropriate stock powers duly endorsed in blank, the Company will deliver to Wall payment of the aggregate purchase price therefor by intra-bank or Federal funds bank wire transfer of same day funds to such bank account within the United States as Wall shall designate.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF WALL. Wall represents and warrants to the Company (which representations and warranties shall survive the Closing indefinitely) as follows:

             (a) Wall owns good and marketable title to the Purchase Shares free and clear of any and all Liens. "Lien" shall mean any pledge, hypothecation, security interest, encumbrance, restriction, claim, lien, or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any of the Purchase Shares, including any agreement to give or grant any of the foregoing.

             (b) The proceeds from the sale of the Purchase Shares will be applied as follows:

                  FIRST: $268,753 of such proceeds shall be retained by the Company in satisfaction and payment of the entire outstanding principal amount of, plus all accrued but unpaid interest on, all loans made by the Company to Wall, including all loans made by the Company to Wall pursuant to that certain Promissory Note dated as of May 30, 1997

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                             made by Wall in favor of the Company in the
                             original principal amount of $50,000; and

                  Second: the remainder of such proceeds ($331,249) may be used by Wall as he may so desire in his sole and unfettered discretion.

     SECTION 4. COUNTERPARTS; FACSIMILE SIGNATURES. This Securities Purchase Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement. This Securities Purchase Agreement may be executed and delivered via facsimile transmission, and any such counterpart delivered via facsimile transmission shall be deemed an original for all intents and purposes.

     SECTION 5. ENTIRE AGREEMENT. This Securities Purchase Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

     IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by the parties set forth below as of the date first written above.


                               IXL HOLDINGS, INC.


                               By:   /s/ James V. Sandry
                                   ---------------------------------------------
                                   James V. Sandry
                                   Executive Vice President


                               /s/ Kevin Wall
                               -------------------------------------------------
                               KEVIN WALL

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